UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 103A Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 10, 2024, Viridian Therapeutics, Inc. (the “Company”) issued a press release announcing topline data from a phase 3 randomized trial of VRDN-001 (or “veligrotug”), a differentiated humanized monoclonal antibody targeting IGF-1R, in active thyroid eye disease (“TED”), which the Company refers to as the THRIVE trial.

A copy of the press release announcing these data is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On September 10, 2024, the Company announced topline data from the THRIVE trial. The following summarizes the data and other clinical updates.

THRIVE Clinical Activity Data

THRIVE met the primary and all secondary endpoints at 15 weeks after five infusions of veligrotug, showing highly statistically significant (p < 0.0001) improvements on all of the measured signs and symptoms of TED. Veligrotug additionally showed a rapid onset of action, with the majority (53%) of veligrotug-treated patients achieving a proptosis response after just one infusion, or three weeks after start of therapy. THRIVE enrolled 113 patients, randomized to veligrotug (n=75) and placebo (n=38).

Patients receiving veligrotug had statistically significant and clinically meaningful improvements across the following key disease endpoints at the primary efficacy analysis timepoint of 15 weeks:

Proptosis:

•

Proptosis Responder Rate: 70% proptosis responder rate (“PRR”) in patients receiving veligrotug, compared with 5% of patients receiving placebo (64% placebo-adjusted) (p < 0.0001). PRR is defined as at least a 2-millimeter (“mm”) reduction in proptosis from baseline in the study eye without worsening in the fellow eye (≥2 mm increase), as measured by exophthalmometry.

•

Proptosis Mean Reduction: 2.9 mm mean reduction in proptosis from baseline in patients receiving veligrotug, compared with 0.5mm reduction in patients receiving placebo (2.4mm placebo-adjusted) (p < 0.0001), as measured by exophthalmometry.

Diplopia:

•

Diplopia Complete Resolution: 54% complete resolution of diplopia in patients receiving veligrotug, compared with 12% of patients receiving placebo (43% placebo-adjusted) (p < 0.0001). Diplopia resolution is defined by patients achieving a score of 0 on the Gorman subjective diplopia scale at week 15, among patients with diplopia at baseline (n=76).

•

Diplopia Response: 63% achieved a diplopia response in patients receiving veligrotug, compared with 20% of patients receiving placebo (43% placebo-adjusted) (p < 0.0001). Diplopia response is defined by patients achieving a reduction of at least 1 on the Gorman subjective diplopia scale at week 15, among patients with diplopia at baseline.

Clinical Activity Score (“CAS”):

•

CAS Reduction to 0 or 1: 64% of patients receiving veligrotug achieved maximal or near-maximal therapeutic effect on CAS, compared with 18% of patients receiving placebo (46% placebo-adjusted) (p < 0.0001), defined as reaching a CAS of 0 or 1. CAS measures inflammatory signs and symptoms of TED, providing a composite score of pain, as well as redness and swelling of the eyelids and conjunctiva, on a scale from 0 to 7.

•

CAS Mean Reduction: 3.4-point mean reduction in CAS from baseline for patients receiving veligrotug, compared with 1.7-point reduction in patients receiving placebo (1.7-point placebo-adjusted) (p < 0.0001).

Overall Response:

•

Overall Responder Rate: 67% of patients receiving veligrotug achieved an overall response, compared with 5% of patients receiving placebo (61% placebo-adjusted) (p < 0.0001). Overall Responder Rate is defined as achieving a proptosis response and a ≥2-point reduction in CAS from baseline without worsening in the fellow eye in either proptosis (2mm increase) or CAS (2-point increase).

THRIVE Safety Data

•

Generally Well-Tolerated: Veligrotug was generally well-tolerated with a safety profile consistent with previous veligrotug studies. The majority of adverse events (“AEs”) were mild, and there was a low rate (4%) of discontinuations in the veligrotug arm. There were no treatment-related serious AEs.

•

Low Rate of Hearing Impairment: There was a 5.5% placebo-adjusted rate of hearing impairment AEs in THRIVE (16% incidence in patients receiving veligrotug, compared with 10.5% incidence in patients receiving placebo).

Clinical Update

The Company also announced that the second phase 3 clinical trial of veligrotug, THRIVE-2, in patients with chronic TED is ongoing. Viridian completed enrollment of THRIVE-2 in July 2024, and topline data readout is on track for year-end 2024. Viridian anticipates submitting a biologics license application (“BLA”) for veligrotug for the treatment of TED in the second half of 2025, as planned.

Viridian believes these topline results from THRIVE provide strong support for a potential best-in-class profile of VRDN-003, an IGF-1R antibody with the same binding domain as veligrotug, with the potential to deliver clinical efficacy and safety consistent with veligrotug in a low-volume, infrequent, self-administered, subcutaneous injection that patients take at home. Viridian initiated two global Phase 3 clinical trials for VRDN-003 in August 2024 as planned: REVEAL-1 and REVEAL-2 in active and chronic TED, respectively. Both trials will evaluate VRDN-003 subcutaneously administered every four weeks or eight weeks and will assess outcomes versus placebo. Viridian anticipates topline data from both trials in the first half of 2026, with a BLA submission for VRDN-003 for the treatment of TED by year-end 2026.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “potential,” “predict,” “project,” “design,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern our expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: Viridian’s view that the THRIVE data provides strong support for VRDN-003’s clinical profile; milestones; timelines; anticipated data results and timing of their disclosure, including topline results; regulatory interactions and anticipated timing of regulatory submissions, including the anticipated BLA submission for veligrotug; Viridian’s expectation that its data package will support a BLA submission for veligrotug in the second half of 2025, pending data; clinical trial designs, including the REVEAL-1 and REVEAL-2, global phase 3 clinical trials for VRDN-003; and Viridian’s product candidates potentially being best-in-class and the preferred treatment for TED patients.

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: potential utility, efficacy, potency, safety, clinical benefits, clinical response and convenience of Viridian’s product candidates; that results or data from completed or ongoing clinical trials may not be representative of the results of ongoing or future clinical trials; that preliminary data may not be representative of final data; the timing, progress and plans for our ongoing or future research, preclinical and clinical development programs; changes to trial protocols for ongoing or new clinical trials, including adjustments that we may make to the VRDN-003 clinical trial designs as a result of the veligrotug; expectations and changes regarding the timing for regulatory filings; regulatory interactions expectations and changes regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs; the timing of and our ability to obtain and maintain regulatory approvals for our therapeutic candidates; manufacturing risks; competition from other therapies or products; estimates of market size; other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations; our financial position and projected cash runway; our future operating results and financial performance; Viridian’s intellectual property position; the timing of preclinical and clinical trial activities and reporting results from same; and those risks set forth under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2024, filed with the Securities and Exchange Commission (SEC) on August 8, 2024 and other subsequent disclosure documents filed with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release, dated September 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: September 10, 2024	By:	/s/ Stephen Mahoney
Stephen Mahoney
President, Chief Executive Officer, and Director